UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 29, 2020

PennyMac Financial Services, Inc.

(formerly known as New PennyMac Financial Services, Inc.)

(Exact name of registrant as specified in its charter)

Delaware	001-38727	83-1098934
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.0001 par value	PFSI	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 29, 2020 (the “Closing Date”), PennyMac Financial Services, Inc. (the “Issuer”) closed the previously announced offering (the “Offering”) of $500,000,000 aggregate principal amount of the Issuer’s 5.375% Senior Notes due 2025 (the “Notes”). The Issuer sold the Notes to the initial purchasers in the Offering, which was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Notes were offered for resale to purchasers reasonably believed to be “qualified institutional buyers” as defined in Rule 144A under the Securities Act and to non-U.S. persons outside the United States in reliance on Regulation S under the Securities Act.

The net proceeds from the Offering will be used for general corporate purposes, which may include the repayment of the Issuer’s and its subsidiaries’ existing secured warehouse borrowings.

The Notes were issued pursuant to the Indenture, dated as of September 29, 2020 (the “Indenture”), among the Issuer, the guarantors party thereto and U.S. Bank, National Association, as trustee (the “Trustee”). Interest on the Notes accrues beginning on September 29, 2020 at a rate of 5.375% per year. Interest on the Notes is payable semi-annually on April 15 and October 15 of each year, commencing on April 15, 2021. The Notes mature on October 15, 2025.

The Indenture contains customary terms, events of default and covenants for an issuer of non-investment grade debt securities. These covenants include limitations on, among other things, incurring additional debt or issuing certain preferred shares, paying dividends on or making other distributions in respect of capital stock or making other restricted payments, making certain investments, selling or transferring certain assets, creating liens on certain assets to secure debt, consolidating, merging, selling or otherwise disposing of all or substantially all assets, entering into certain transactions with affiliates and designating subsidiaries as unrestricted subsidiaries.

Prior to October 15, 2022, the Issuer may, at its option and on any one or more occasions, redeem some or all of the Notes at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest to, but excluding, the redemption date, plus a make-whole premium.

Prior to October 15, 2022, the Issuer may, at its option and on any one or more occasions, redeem up to 40% of the aggregate principal amount of the Notes with an amount equal to or less than the net proceeds from certain equity offerings at a redemption price of 105.375% plus accrued and unpaid interest to, but excluding, the redemption date.

On or after October 15, 2022, the Issuer may, at its option and on any one or more occasions, redeem some or all of the Notes at the applicable redemption prices set forth in the Indenture, plus accrued and unpaid interest to, but excluding, the redemption date.

If a “change of control” (as defined in the Indenture) occurs, the holders of the Notes may require the Issuer to purchase for cash all or a portion of their Notes at a purchase price equal to 101% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding, the repurchase date.

The Notes will be senior unsecured obligations of the Issuer and will rank senior in right of payment to any future subordinated indebtedness of the Issuer, equally in right of payment with all existing and future senior indebtedness of the Issuer and effectively subordinated to any future secured indebtedness of the Issuer to the extent of the value of collateral securing such indebtedness.

The Notes will be fully and unconditionally guaranteed, jointly and severally, on a senior unsecured basis by each of the Issuer’s existing and future wholly-owned domestic subsidiaries (other than certain excluded subsidiaries). The guarantees will be senior unsecured obligations of the guarantors and will rank senior in right of payment to any future subordinated indebtedness of the guarantors, equally in right of payment with all existing and future senior indebtedness of the guarantors and effectively subordinated to any future secured indebtedness of the guarantors to the extent of the value of collateral securing such indebtedness. The Notes and the guarantees will be structurally subordinated to the indebtedness and liabilities of the Issuer’s subsidiaries that do not guarantee the Notes.

The foregoing summaries of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture, a copy of which is filed as Exhibit 4.1 to this Form 8-K, and such documents are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

On the Closing Date, in connection with the Offering and issuance of the Notes, the Amended and Restated Credit Agreement, dated as of November 18, 2016 (as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement, dated as of November 17, 2017, that certain Amendment No. 2 to Amended and Restated Credit Agreement, dated as of November 1, 2018 and that certain Amendment No. 3 to Amended and Restated Credit Agreement, dated as of October 31, 2019 and as otherwise amended, restated, supplemented or otherwise modified from time to time), among Private National Mortgage Acceptance Company, LLC, a Delaware limited liability company (the “Borrower”), the lenders party thereto, Credit Suisse AG, Cayman Islands branch, as administrative agent (the “Administrative Agent”) and the other parties thereto (the “Credit Agreement”), a $150,000,000 revolving credit facility, was terminated by the Borrower. As of the date of termination, $0 of principal was outstanding under the Credit Agreement.

In connection with the termination of the Credit Agreement, the Amended and Restated Collateral and Guaranty Agreement, dated as of November 18, 2016 by and among the Issuer, the Borrower, the Administrative Agent and certain other subsidiaries of the Borrower from time to time party thereto (as amended by that certain Amendment No. 1 to Amended and Restated Collateral and Guaranty Agreement, dated as of November 1, 2018 and as otherwise amended, restated, supplemented or otherwise modified from time to time), and the Collateral and Guaranty Agreement Supplement, dated as of November 1, 2018, by and between the Administrative Agent and the Issuer, were also terminated on the Closing Date.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report relating to the Indenture is incorporated by reference into this Item 2.03.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Indenture, dated as of September 29, 2020, among PennyMac Financial Services, Inc., the guarantors party thereto and U.S. Bank, National Association, as trustee, relating to the 5.375% Senior Notes due 2025
4.2	Form of Global Note for 5.375% Senior Notes due 2025 (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Date: September 29, 2020	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer